Deutsche Bank Global Financial Services Conference June 1, 2016

2016 Expectations Average loan growth of 3% ‐ 5% relative to 4Q15 average balances Average deposit growth of 2% ‐ 4% compared to 4Q15 average balances Net interest income and other financing income up 2% ‐ 4% Adjusted non‐interest income up 4% ‐ 6% Adjusted expenses flat to up modestly;  full year efficiency ratio <63% Adjusted operating leverage of 2% ‐ 4% Net charge‐offs of 25 ‐ 35 bps; given current price of oil, expect to be at the  higher end of range 2

Strategic initiatives Effectively Deploy Capital  Disciplined organic growth  Return appropriate capital to shareholders  Use strategic investments to leverage our infrastructure and  enhance revenue diversification Disciplined Expense Management  Generate positive operating leverage  Continuously focus on efficiency and effectiveness  Define, develop and execute Six Sigma initiatives  Make prudent investments with appropriate returns Grow and Diversify Revenue  Leverage                    SM to grow customers and households and  deepen existing relationships  Prudently grow non‐interest income  Balance growth across geographies and businesses 3

4 1Q16 Results reflect a solid start to 2016 Reported earnings of $257 million and  earnings per share of $0.20 Results demonstrate that we are successfully  executing on our strategic plan Expanded customer base as checking  accounts, households, credit cards and wealth  accounts achieved growth Recognized by Temkin Group and Greenwich  Associates for providing industry‐leading  customer service and customer experiences Submitted capital plan Average Loans  Increased QoQ Earnings returned to  common shareholders Total Adjusted Expenses(1) Decreased QoQ +2% +1% ‐2% $255M Total Adjusted Revenue (FTE)(1) Increased  QoQ (1) Non‐GAAP; see appendix for reconciliation

Energy portfolio overview 5 Decline in direct  exposure since 1Q15 Total energy loans as a  % of total loans E&P criticized loans  paying as agreed 98% 15% 99% 3.9% OFS criticized loans        paying as agreed No second lien exposure outstanding in energy  portfolio Loss expectations in energy for the remainder of  2016 is $50‐75 million Should oil prices average $25 a barrel  throughout the end of 2017, we could  experience additional charge‐offs of ~$100  million Spring re‐determinations are underway and we  expect a decline of 20 to 25% of the total  borrowing base 11% of energy loans are on non‐accrual status Loan loss allowance up  from 6%(1) 8% (1) Allowance for direct energy loans

Why Regions? – Building sustainable franchise value Effectively Deploy Capital Grow and Diversify Revenue Disciplined Expense Management Adjusted EPS growth of  12‐15% (CAGR) Adjusted efficiency  ratio of <60% Adjusted ROATCE  12‐14% Three pillars of execution Long‐term expected results How we intend to deliver Leverage our strengths – Team – Culture – Execution – Markets Investing in growth initiatives Expense eliminations Grow earnings Leverage capital Return capital 6

Appendix 7

Balance sheet – steady growth Average deposit balancesAverage loan and lease  balances 8 $77.9  $79.2  $80.6  $80.8 $81.5 1Q15 2Q15 3Q15 4Q15 1Q16 ($ in billions) Business lending  balances increased 1%, driven  by Corporate Banking and Real Estate Banking Almost every category in consumer lending  experienced growth $95.8  $97.1  $97.2  $97.5  $97.8  1Q15 2Q15 3Q15 4Q15 1Q16 ($ in billions) Savings up 3.4% Low‐cost deposits up $712MM or 1%

Steady increase in net interest income and other  financing income (1) During the fourth quarter of 2015, Regions corrected the accounting for certain leases which had previously been included in loans. The cumulative  effect on pre‐tax income lowered net interest income and other financing income $15 million, therefore net interest income and other financing  income would have been $871 million.  The correction also reduced the net interest margin by 5 basis points and would have been 3.13%.  The  company does not expect this adjustment to have a material impact to net interest income and other financing income or net interest margin in any  future reporting period.  ($ in millions) $856 (1) $883 $855 $839$832 9 Adjusted net interest income and other  financing income (FTE) increased 1%(1) and 6%  year‐over‐year. With no additional rate increases, the  company expects to be at the low to mid‐point  of 2016 the range. Net interest margin benefited from an increase  in short‐term rates. 1Q16 net interest margin results included 5  basis points of items that are unlikely to  repeat. Lower premium amortization One less day in the quarter Higher dividend income related to  trading assets

Non-interest income – Source of sustainable franchise value

Adjusted non-interest income[1]

+9.7% Year-Over-Year


$463
$494
$484
$502
$508
1Q15
2Q15
3Q15
4Q15
1Q16

($ in millions)

- Credit card income increased 12% Year-over-year
- Wealth Management income increased 8% from 1Q15
- Capital markets income increased 105% Year-over-year

Growth initiatives

2015

- ✓ GreenSky®
- ✓ Fundation™
- ✓ Streamline of Credit℠
- ✓ Financial Consultants
- ✓ Insurance lift-outs and acquisitions
- ✓ M&A Advisory
- ✓ Multifamily Debt Placements
- ✓ Affordable Housing
- ✓ Treasury Management Platform

2016-2018

- Additional point-of-sale opportunities
- CMBS Origination
- Loan Sales & Trading
- Fixed Income Sales & Trading
- Multifamily Debt Placements
- Affordable Housing
- Treasury Management Platform
- Insurance acquisitions

(1) Non-GAAP; see appendix for reconciliation

10

REGIONS

Investments are paying off while prudently  managing expenses 11 (1) Non‐GAAP; see appendix for reconciliation (2) Represents ~9% of 2015 adjusted expense base Adjusted non‐interest expense(1) $840  $859  $894  $861  $843  1Q15 2Q15 3Q15 4Q15 1Q16 ($ in millions) Total salaries and benefits increased $17MM or  $5MM on an adjusted basis Year‐over‐year Consolidated 29 branches in 1Q Legal fees declined $6MM, primarily related to a  favorable legal settlement in 1Q16 +0.4% Year‐Over‐Year 2016 – 35 to 45% Elimination of core expenses of $300 million  over the next 3 years(2) Hiring restrictions for non‐customer facing  positions started Oct 2015 Streamlining and automating processes to  reduce personnel needs 60‐65% Operational  Efficiencies Reduce third‐party spend Curtail discretionary expenditures 25 ‐ 30% Third‐Party,  Discretionary  and Other Branch reconfiguration and continued  consolidations: 100‐150 branches Targeted reduction in total occupancy of 1  million square feet or ~10% 10 ‐ 15% Branch and  Real Estate  Optimization

Industry leading capital ratios Note: Financial data as of 3/31/16. Peers include BBT, CMA, FHN, FITB, HBAN, KEY, MTB, PNC, SNV, STI, USB and ZION. Source:  SNL Financial. 12 9.5% 9.7% 9.7% 9.8% 9.9% 10.1% 10.4% 10.4% 10.6% 10.6% 10.9% 11.1% 11.1% 12.1% Peer #13 Peer #12 Peer #11 Peer #10 Peer #9 Peer #8 Peer #7 Peer #6 Peer #5 Peer #4 Peer #3 Peer #2 Peer #1 Basel III Common equity Tier 1 ratio Capital priorities Organic  Growth Strategic  Investments Dividends Share  repurchases

Solid liquidity Loan‐to‐deposit ratio(1) (1) Based on ending balances 13 Regions has a strong, core funded balance  sheet resulting in low loan‐to‐deposit ratio Future debt maturities are manageable and  allow for efficient re‐financing Regions’ liquidity policy requires that the  holding company maintain at least 18  months coverage of maturities, debt service  and other cash needs Management targets 24 months  coverage Bank wholesale funding requirements will  be largely dictated by the relative  performance of loan and deposit growth

Energy lending overview

($ in millions)	As of 3/31/16 Loan / Lease Balances	Total Exposure - Balances and Commitments	% Utilization	$ Criticized	% Criticized	As of 12/31/15 Loan / Lease Balances	Total Exposure - Balances and Commitments	% Utilization	$ Criticized	% Criticized
Oilfield services and supply (OFS)	$984	$1,435	69%	$461	47%	$969	$1,565	62%	$329	34%
Exploration and production (E&P)	956	1,653	58%	660	69%	910	1,748	52%	433	48%
Midstream	545	1,042	52%	40	7%	441	970	45%	40	9%
Downstream	87	378	23%	—	—	71	394	18%	—	—
Other	144	321	45%	39	27%	142	317	45%	21	15%
Total direct	2,716	4,829	56%	1,200	44%	2,533	4,994	51%	823	32%
Indirect	503	1,015	50%	59	12%	519	965	54%	62	12%
Direct and indirect	3,219	5,844	55%	1,259	39%	3,052	5,959	51%	885	29%
Operating leases	159	159	—	72	45%	162	162	—	15	9%
Total energy	$3,378	$6,003	56%	$1,331	39%	$3,214	$6,121	53%	$900	28%

Total energy

- Total commitments declined; however, direct balances increased - driven primarily by higher utilization and new loans to creditworthy borrowers
- Allowance for loan and lease losses was 8% of direct energy balances at 3/31/16 vs 6% at 12/31/15
- No second lien exposure outstanding within the energy portfolio
- Leveraged loans account for 12% of energy related balances; the majority are Midstream
- Expectations for energy related charge-offs for the remainder of 2016 are $50-$75 million
- Should oil prices average $25 a barrel through the end of 2017, Regions could experience additional charge-offs of approximately $100 million
- Utilization rate has remained between 40-60% since 1Q10

Note: Securities portfolio contained ~$166MM of high quality, investment grade corporate bonds that are energy related at 3/31/16, down from ~$229MM at 12/31/15. In an effort to mitigate the risk of future downgrades, the company reduced energy related corporate bond exposure, incurring a $4MM security loss. A leveraged relationship is defined as senior cash flow leverage of 3x or total cash flow leverage of 4x except for Midstream Energy which is 6x total cash flow leverage.

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REGIONS

Energy lending ‐ Oil Field Services and Exploration  & Production detail Type As of 3/31/16 # of  Clients* Commentary Marine $470 9 Shelf operators remain under stress.   Additional stress is expected in 2016 as  deepwater contracts mature and  competition in the spot market intensifies. Integrated OFS 231 10 Average utilization is 48% indicating clients  have liquidity to weather cycle.  Expect  continued downward risk movement in  this segment through 2016. Compression 135 4 Linked to movement of natural gas; sector  is stable and lower risk. Fluid Management 50 3 Remains a high risk sector. Pre‐drilling / Drilling 76 2 Reduced capex spending of many E&P  companies impacted current and future  cash flows;  however, Regions' larger  borrowers remain liquid. Sand 22 2 Remains a high risk sector. Total Oil Field  Services (OFS) $984 30 Exploration and  production (E&P) $956 30** Total OFS and E&P $1,940 55% shared national credit (SNC) loans 69% utilization rate compared to 62%  in 4Q15 98% non‐pass rated (criticized) loans are paying as agreed E&P Portfolio Majority of borrowing is senior  secured 93% shared national credit (SNC) loans 58% utilization rate compared to 52%  in 4Q15 99% non‐pass rated (criticized) loans are paying as agreed *Represents the number of clients that comprise 75% of the loan balances outstanding. **Represents the number of clients that comprise 90% of the loan balances outstanding. OFS Portfolio 15

Loan balances by select states 16 Note: Intelligence from our customer assistance program (CAP) reveals no noticeable increase in assistance requests in these markets to date. Investor Real Estate Balances ($ in millions) Office Retail Multi‐ Family Single  Family Other Total Houston $13 $48 $333 $102 $17 $513 Dallas 199 28 191 46 68 532 San  Antonio — 26 78 51 43 198 Other 29 43 157 2 15 246 Total $241 $145 $759 $201 $143 $1,489 Investor Real Estate Balances ($ in millions) Office Retail Multi‐ Family Single  Family Other Total Baton  Rouge $48 $4 $21 $38 $19 $130 New  Orleans 6 8 1 2 16 33 Other 3 44 23 2 23 95 Total $57 $56 $45 $42 $58 $258 Commercial ‐ Energy (Direct),  $556 Commercial ‐ Non‐Energy,  $2,258 Investor Real  Estate, $258 Consumer Real  Estate Secured,  $1,099 Consumer Non‐ Real Estate  Secured, $282 $4.5 B Commercial ‐ Energy (Direct),  $1,387 Commercial ‐ Non‐Energy,  $4,323 Investor Real  Estate, $1,489 Consumer Real  Estate Secured,  $861 Consumer Non‐ Real Estate  Secured, $880 $8.9 B LouisianaTexas

Loan balances by select states 17 Investor Real Estate Balances ($ in millions) Office Retail Multi‐ Family Single  Family Other Total Birmingham $49 $42 $29 $17 $24 $161 Huntsville 49 12 6 11 7 85 Mobile /  Baldwin County 2 17 2 2 16 39 Other 9 20 20 15 21 85 Total $109 $91 $57 $45 $68 $370 Investor Real Estate Balances ($ in millions) Office Retail Multi‐ Family Single  Family Other Total North  Mississippi $0 $0 $0 $0 $97 $97 Gulfport / Biloxi  / Pascagoula 1 — 20 1 13 35 Jackson / Other 5 2 49 1 5 62 Total $6 $2 $69 $2 $115 $194 Alabama Mississippi Commercial ‐ Energy (Direct),  $54 Commercial ‐ Non‐Energy,  $5,470 Investor Real  Estate, $370 Consumer Real  Estate Secured,  $3,545 Consumer Non‐ Real Estate  Secured, $856 $10.3 B Commercial ‐ Energy (Direct),  $70 Commercial ‐ Non‐Energy,  $1,513 Investor Real  Estate, $194 Consumer Real  Estate Secured,  $965 Consumer Non‐ Real Estate  Secured, $334 $3.1 B

Non-GAAP reconciliation: Non-interest income, non-interest expense and efficiency ratio

The table below presents computations of the efficiency ratio (non-GAAP), which is a measure of productivity, generally calculated as non-interest expense divided by total revenue. Management uses this ratio to monitor performance and believes this measure provides meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP). Net interest income and other financing income on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the efficiency ratio. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions' business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management.

($ amounts in millions)		Quarter Ended 3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015	1Q16 vs. 4Q15		1Q16 vs. 1Q15	
ADJUSTED EFFICIENCY RATIO, ADJUSTED NON-INTEREST INCOME/EXPENSE-CONTINUING OPERATIONS										
Non-interest expense (GAAP)		$ **869**	$ 873	$ 895	$ 934	$ 905	$ (4)	(0.5)%	$ (36)	(4.0)%
Adjustments:										
Professional, legal and regulatory expenses[1]		**—**	—	—	(48)	—	—	NM	—	NM
Branch consolidation, property and equipment charges[2]		**(14)**	(6)	(1)	(27)	(22)	(8)	133.3%	8	(36.4)%
Loss on early extinguishment of debt		**—**	—	—	—	(43)	—	NM	43	(100.0)%
Salary and employee benefits—severance charges		**(12)**	(6)	—	—	—	(6)	100.0%	(12)	NM
Adjusted non-interest expense (non-GAAP)	A	$ **843**	$ 861	$ 894	$ 859	$ 840	$ (18)	(2.1)%	$ 3	0.4%
Net interest income and other financing income (GAAP)		$ **862**	$ 836	$ 836	$ 820	$ 815	$ 26	3.1%	$ 47	5.8%
Taxable-equivalent adjustment		**21**	20	19	19	17	1	5.0%	4	23.5%
Net interest income and other financing income, taxable-equivalent basis	B	$ **883**	$ 856	$ 855	$ 839	$ 832	$ 27	3.2%	$ 51	6.1%
Non-interest income (GAAP)	C	$ **506**	$ 514	$ 497	$ 590	$ 470	$ (8)	(1.6)%	$ 36	7.7%
Adjustments:										
Securities (gains) losses, net		**5**	(11)	(7)	(6)	(5)	16	(145.5)%	10	(200.0)%
Insurance proceeds[3]		**(3)**	(1)	—	(90)	—	(2)	200.0%	(3)	NM
Leveraged lease termination gains, net		**—**	—	(6)	—	(2)	—	NM	2	(100.0)%
Adjusted non-interest income (non-GAAP)	D	$ **508**	$ 502	$ 484	$ 494	$ 463	$ 6	1.2%	$ 45	9.7%
Total revenue, taxable-equivalent basis	B+C	$ **1,389**	$ 1,370	$ 1,352	$ 1,429	$ 1,302	$ 19	1.4%	$ 87	6.7%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	B+D=E	$ **1,391**	$ 1,358	$ 1,339	$ 1,333	$ 1,295	$ 33	2.4%	$ 96	7.4%
Adjusted efficiency ratio (non-GAAP)[4][5]	A/E	**60.6%**	63.4%	66.8%	64.5%	64.9%				

NM - Not Meaningful

(1) Regions recorded $50 million and $100 million of contingent legal and regulatory accruals during the second quarter of 2015 and the fourth quarter of 2014, respectively, related to previously disclosed matters. The fourth quarter of 2014 accruals were settled in the second quarter of 2015 for $2 million less than originally estimated and a corresponding recovery was recognized.

(2) Branch consolidation, property and equipment charges in the second quarter of 2015 resulted from the transfer of land, previously held for future branch expansion, to held for sale based on changes in management's intent.

(3) Insurance proceeds are related to the settlement of the previously disclosed 2010 class-action lawsuit.

(4) Excluding $23 million of FDIC insurance assessment adjustments to prior assessments recorded in the third quarter of 2015, the adjusted efficiency ratio would have been 65.0%.

(5) During the fourth quarter of 2015, Regions corrected the accounting for certain leases, for which Regions is the lessor. These leases had been previously classified as capital leases but were subsequently determined to be operating leases. The aggregate impact of this adjustment lowered net interest income and other financing income $15 million. Excluding the negative impact of the $15 million, the adjusted efficiency ratio would have been 62.7%.

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REGIONS

Forward‐looking statements This presentation may include forward‐looking statements, as defined in the Private Securities Litigation Reform Act of 1995, which reflect Regions’ current views with respect to future events and  financial performance. Forward‐looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward‐ looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made.  Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and  projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those described below: • Current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values, unemployment rates and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions. • Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our earnings. • The effects of a possible downgrade in the U.S. government’s sovereign credit rating or outlook, which could result in risks to us and general economic conditions that we are not able to predict. • Possible changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity. • Any impairment of our goodwill or other intangibles, or any adjustment of valuation allowances on our deferred tax assets due to adverse changes in the economic environment, declining operations of the reporting unit, or other factors. • Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans. • Changes in the speed of loan prepayments, loan origination and sale volumes, charge‐offs, loan loss provisions or actual loan losses where our allowance for loan losses may not be adequate to cover our eventual losses. • Possible acceleration of prepayments on mortgage‐backed securities due to low interest rates, and the related acceleration of premium amortization on those securities. • Our ability to effectively compete with other financial services companies, some of whom possess greater financial resources than we do and are subject to different regulatory standards than we are. • Loss of customer checking and savings account deposits as customers pursue other, higher‐yield investments, which could increase our funding costs. • Our inability to develop and gain acceptance from current and prospective customers for new products and services in a timely manner could have a negative impact on our revenue. • The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries. • Changes in laws and regulations affecting our businesses, such as the Dodd‐Frank Act and other legislation and regulations relating to bank products and services, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self‐regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • Our ability to obtain a regulatory non‐objection (as part of the comprehensive capital analysis and review ("CCAR") process or otherwise) to take certain capital actions, including paying dividends and any plans to increase common stock dividends, repurchase common stock under current or future programs, or redeem preferred stock or other regulatory capital instruments, may impact our ability to return capital to stockholders and market perceptions of us. • Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance and intensity of such tests and requirements. • Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards and the liquidity coverage ratio "LCR" rule), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition could be negatively impacted. • The Basel III framework calls for additional risk‐based capital surcharges for globally systemically important banks. Although we are not subject to such surcharges, it is possible that in the future we may become subject to similar surcharges. • The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results. • Our ability to manage fluctuations in the value of assets and liabilities and off‐balance sheet exposure so as to maintain sufficient capital and liquidity to support our business. 19

Forward‐looking statements continued The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward‐Looking Statements” and “Risk Factors" of Regions' Annual Report on Form 10‐K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission. The words “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can,” and similar expressions often signify forward‐ looking statements. You should not place undue reliance on any forward‐looking statements, which speak only as of the date made. We assume no obligation to update or revise any forward‐looking statements that are  made from time to time. • Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and non‐financial benefits relating to our strategic initiatives. • The success of our marketing efforts in attracting and retaining customers. • Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income. • Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time. • Fraud or misconduct by our customers, employees or business partners. • Any inaccurate or incomplete information provided to us by our customers or counterparties. • The risks and uncertainties related to our acquisition and integration of other companies. • Inability of our framework to manage risks associated with our business such as credit risk and operational risk, including third‐party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act. • The inability of our internal disclosure controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts. • The effects of geopolitical instability, including wars, conflicts and terrorist attacks and the potential impact, directly or indirectly, on our businesses. • The effects of man‐made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage, which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. • Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair their ability to service any loans outstanding to them and/or reduce demand for loans in those industries. • Our inability to keep pace with technological changes could result in losing business to competitors. • Our ability to identify and address cyber‐security risks such as data security breaches, “denial of service” attacks, “hacking” and identity theft, a failure of which could disrupt our business and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information; increased costs; losses; or adverse effects to our reputation. • Significant disruption of, or loss of public confidence in, the Internet and services and devices used to access the Internet could affect the ability of our customers to access their accounts and conduct banking transactions. • Possible downgrades in our credit ratings or outlook could increase the costs of funding from capital markets. • The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses; result in the disclosure of and/or misuse of confidential information or proprietary information; increase our costs; negatively affect our reputation; and cause losses. • Our ability to receive dividends from our subsidiaries could affect our liquidity and ability to pay dividends to stockholders. • Changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board ("FASB") or other regulatory agencies could materially affect how we report our financial results. • Other risks identified from time to time in reports that we file with the Securities and Exchange Commission ("SEC"). • The effects of any damage to our reputation resulting from developments related to any of the items identified above. 20

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